Exhibit 99.1

Resideo Technologies Completes Spin-Off of ADI Global Distribution

Positioned To Accelerate Profitable Growth and Innovation as a Pure-Play Building Technologies Company

Repaid $900 Million of Indebtedness and Preferred Stock Reduced to 350,000 Shares Outstanding

ADI Begins Trading Today on the New York Stock Exchange Under Ticker “ADIG”

SCOTTSDALE, Ariz., August 4, 2026 -- Resideo Technologies, Inc. (NYSE: REZI) (“Resideo”), a leading global developer and manufacturer of critical control and sensing solutions for residential end markets, today announced the completion of its spin-off of ADI Global Distribution Inc. (“ADI”), establishing Resideo as a pure-play building technologies company. Resideo will continue to trade on the New York Stock Exchange under the ticker symbol “REZI” and ADI’s common stock will begin “regular-way” trading today on the New York Stock Exchange under the ticker symbol “ADIG”.

“With trusted and iconic brands, deep relationships with pros and a 140-year heritage of innovation, Resideo is poised to start this next chapter as a pure-play building technologies company,” said Tom Surran, President and Chief Executive Officer of Resideo. “With dedicated strategic, operational and financial focus, we are ready to capture the profitable growth opportunities ahead and drive above market growth and sustained margin expansion.”

The spin-off was completed through the distribution of all of the issued and outstanding shares of ADI common stock to Resideo common shareholders on the basis of one share of ADI common stock for every two shares of Resideo common stock held of record as of the close of business on July 20, 2026. Resideo shareholders of record will also receive cash in lieu of any fractional shares to which they would otherwise be entitled.

In connection with the spin-off, Resideo repaid $900 million of outstanding principal under its Term Loan B credit facility. Resideo expects to make a further repayment of approximately $200 million under its Term Loan B credit facility following the completion of the post-closing cash adjustment under the separation agreement with ADI. Resideo expects to make this repayment by the end of the third fiscal quarter. Additionally, the outstanding Resideo Series A Cumulative Convertible Participating Preferred Stock was reduced by 150,000 shares in connection with the completion of the spin-off, leaving 350,000 shares outstanding, with a proportional adjustment to the conversion price thereof.

About Resideo

Resideo is a global building technologies company that is a leading developer and manufacturer of critical control and sensing solutions for residential markets. The company serves professional installers and integrators across diverse product segments, such as heating, ventilation, and air conditioning controls, combustion, life safety, security, and water. Its comfort and protection solutions can be found in more than 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually. More information about Resideo and its trusted brands, including BRK, First Alert, and Honeywell Home, is available at www.resideo.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, those regarding our anticipated market positioning and financial and operational performance following the separation of our ADI Global Distribution business from Resideo Technologies, Inc. and other future events or developments. Forward-looking statements are typically identified by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements are the possibility that the separation may not achieve the intended strategic, operational, or financial benefits for Resideo, its businesses, or its shareholders; that Resideo may experience operational or other disruptions as a result of the separation, including those relating to information technology systems, business processes, internal controls, customer and vendor relationships, and workforce alignment. Resideo’s ability to succeed as an independent enterprise without ADI will depend on numerous factors, including the execution of its strategies and plans, access to capital markets, the competitive landscape, and general business and economic conditions. Other risks and uncertainties include, but are not limited to, our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, and the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other periodic reports.

All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of Resideo to differ materially from such forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.

Contacts:

Investors:

Christopher T. Lee

Global Head of Strategic Finance

investorrelations@resideo.com

Media:

Garrett Terry

Corporate Communications Manager

garrett.terry@resideo.com

Or

Dan Moore, Tali Epstein

Collected Strategies

Resideo-CS@collectedstrategies.com